Exhibit 99.1

ASX Announcement

30 July 2024

2024 Half Year Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its 2024 Half Year Results on Tuesday 6 August 2024, commencing at 10.00am (AEST) | Monday 5 August 2024 at 8pm (EDT). The presentation will be hosted by Mr Douglas Thompson, Managing Director and Chief Executive Officer and Mr Gerhard Ziems, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link: Coronado Global Resources Inc. 2024 Half Year Results Presentation, available at https://loghic.eventsair.com/896510/241484/Site/Register

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone and participate in the question and answer section, please click on the link below to pre-register. Upon clicking register you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering.

Coronado Global Resources 2024 HY Results Conference Call Registration, available at https://s1.c-conf.com/diamondpass/10039636-4sn78cr.html

The webcast and presentation will be recorded and made available on Coronado’s website Presentations & Webcasts shortly after the meeting, available at https://coronadoglobal.com/investors/presentations-reports-webcasts/.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

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For further information please contact:

Investors	Media
Andrew Mooney	Helen McCombie
Vice President Investor Relations & Communications	Morrow Sodali
P: +61 458 666 639	P: +61 411 756 248
E: amooney@coronadoglobal.com	E: helen.mccombie@sodali.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com